Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-30776) pertaining to the Cullen/Frost Bankers, Inc. 1983 Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-30777) pertaining to the Cullen/Frost Bankers, Inc. 1988 Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-37500) pertaining to the 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates, the Registration Statement (Form S-8 No. 33-39478) pertaining to the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates, the Registration Statement (Form S-8 No. 33-53492) pertaining to the Cullen/Frost Bankers, Inc. Restricted Stock Plan, the Registration Statement (Form S-8 No. 33-53622) pertaining to the Cullen/Frost Bankers, Inc. 1992 Stock Plan, the Registration Statement (Form S-8 No. 333-81461) pertaining to the 1997 Directors Stock Plan of Cullen/Frost Bankers, Inc., and the Registration Statement (Form S-8 No. 333-68928) pertaining to the Cullen/Frost Bankers, Inc. 2001 Stock Plan, of our report dated February 22, 2002 with respect to the financial statements of the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. included in this Annual Report (Form 10-K/A) for the year ended December 31, 2001.


                                                /s/ ERNST & YOUNG LLP

San Antonio, Texas
April 25, 2002